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                                                                    EXHIBIT 7(b)

                   [SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD]

                                February 1, 1999

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet:sroth@sablow.com

Board of Directors
National Life Insurance Company
National Life Drive
Montpelier, Vermont  05604

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form S-6 for the National Variable Life Insurance Account (File No. 333-67003). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND, ASBILL & BRENNAN LLP

                                by   /s/ Stephen E. Roth
                                  ------------------------
                                    Stephen E. Roth